Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

John Varian Joins Acorda Therapeutics Board of Directors

ARDSLEY, N.Y. – January 3, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that John Varian has joined its board of directors, effective January 1, 2022.

“We are delighted that John has joined Acorda’s board of directors,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “We expect his insights and counsel to contribute significantly as we continue to make progress on our corporate goals, including optimizing the company’s financial structure and accelerating the growth of INBRIJA.”

“I look to serve on Boards of companies that represent significant opportunities, as well as challenges where my experience and skill sets can be helpful. Acorda is such a company, and I am excited to be joining the Board,” said Mr. Varian. “Acorda has two important products on the market, one for Parkinson’s disease and one for multiple sclerosis. I’m impressed by the progress they have made in 2021 in addressing the company’s challenges, and I look forward to helping build on this progress in 2022 and beyond.”

John Kelley, Acorda’s Board Chair, added: “I welcome John, on behalf of Acorda’s Board. John has extensive experience as a biopharma leader, including as both a CFO and CEO. He has successfully managed challenges similar to those that Acorda is addressing, and we look forward to working with him to build shareholder value”.

Mr. Varian currently serves on the board of directors for AmMax Bio and for Sellas Life Sciences, where he is Chair of the Audit Committee and on its Nominating and Goverance Committee and Science Committee.  Previously, he was the Chief Executive Officer of XOMA Corporation, where he led a financial restructuring of the company and also served on its Board of Directors. Mr. Varian previously held roles as Chief Operating Officer of ARYx Therapeutics, Inc., Chief Financial Officer of Genset S.A., and as Senior Vice President, Finance and Administration for Elan Pharmaceuticals, Inc. Mr. Varian also served as a member of the Board of Directors of Versartis, Inc. and Egalet Corporation.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates to affect our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.